EMPLOYMENT AGREEMENT

     AGREEMENT (this "AGREEMENT") made as of May 20, 1996 but effective as of the Employment Date (as hereinafter defined), between CARDIOPULMONARY CORP., a Delaware corporation with an office at 200 Cascade Boulevard, Milford, Connecticut (the "COMPANY"), and Robert Glinski, an individual residing at 1440 Barnsley Walk, Snellville, Georgia 30278 (the "EXECUTIVE").

                              W I T N E S S E T H :

     WHEREAS, the Company desires that the Executive be employed to serve in a senior executive capacity with the Company, and the Executive desires to be so employed by the Company, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations and covenants contained in this Agreement, the parties agree as follows:

     1. EMPLOYMENT.

     The Company hereby employs the Executive and the Executive hereby accepts such employment, subject to the terms and conditions set forth in this Agreement, as its Vice President, Sales.

     2. TERM.

     The term of employment under this Agreement shall begin as of the closing date of the Company's initial public offering of Common Stock (the "EMPLOYMENT DATE") and shall continue for a period of two (2) years from that date, subject to prior termination in accordance with the terms of this Agreement; provided, however, that this Agreement shall automatically be renewed on the same terms for successive one-year terms, unless terminated by written notice given by either party to the other at least ninety (90) days prior to the end of the applicable term.

     3. DUTIES.

     (a) The Executive shall perform the duties and functions normally associated with the office of Vice President, Sales of a corporation and shall report to

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the Chief Executive Officer of the Company or such other senior officer of the
Company as may be designated by the Chief Executive Officer.

     (b) Until termination of his employment, the Executive agrees to devote all his working time, attention and energies to the performance of the businesses of the Company and of any of its affiliates by which he may be employed, and the Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which materially interfere with the performance of his duties under this Agreement, or which, even if non-interfering, may be contrary to the best interests of the Company, except those duties or pursuits specifically authorized by the Chief Executive Officer of the Company.

     4. COMPENSATION.

     (a) As compensation for the employment services to be rendered by the Executive under this Agreement, including any services as an officer or director of the Company and any of its affiliates, the Company agrees to pay, or cause to be paid, to the Executive, and the Executive agrees to accept, a minimum annual compensation of $90,000.00, or such higher amount as the Board of Directors may determine, payable in equal installments in accordance with Company practice.

     (b) The Executive may receive bonuses based upon the achievement of the Company's sales and performance goals, up to an aggregate amount of $30,000.00 in the first year. The Executive shall be allowed to make interim draws against the potential bonus. The Executive acknowledges and agrees that the Company's failure to pay all or a portion of these bonuses in the event such goals are not achieved shall not constitute a reduction in the Executive's compensation under
Section 7(h)(iii) below.

     5. EXPENSES.

     The Company shall pay or reimburse the Executive, subject to prior approval and upon presentment of such vouchers, receipts and other supporting information as the Company may require, for all reasonable business and travel expenses which may be incurred or paid by the Executive in connection with the employment of the Executive by the Company in accordance with the Company's standard policies then in effect. The Executive shall comply with such restrictions and shall keep such records as the Company may require of its executives generally to facilitate compliance with the requirements of the Internal Revenue Code of 1986, as amended from time to time, and regulations promulgated thereunder.

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     6. INSURANCE AND OTHER BENEFITS.

     The Executive shall be entitled to three (3) weeks annual vacation and to participate in and receive any other benefits provided by the Company to other executive employees generally (including any personal and sick days, 401(k) plan participation, health insurance, dental coverage, life insurance and short and long-term disability insurance plans in accordance with the terms of such plans), all as determined from time to time by the Board of Directors of the Company or appropriate committee thereof. In addition, the Executive shall receive an automobile allowance of at least $800.00 per month.

     7. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION.

     (a) This Agreement shall terminate immediately upon the death of the Executive. In such event, the estate of the Executive shall thereupon be entitled to receive such portion of the Executive's annual salary and such commissions as have been earned or accrued and remain unpaid through the date of his death.

     (b) The Company may terminate the Executive's employment in the Company's sole discretion at any time, with or without Justifiable Cause (as hereinafter defined), upon written notice to the Executive. In the event the Company seeks to terminate the Executive's employment with Justifiable Cause in accordance with subsections (f)(i), (f)(iii) or (f)(v), the Company shall first notify the Executive in writing of such intention and afford the Executive a reasonable period (as determined by the Company) in which to remedy the conduct in question. If the conduct in question is not remedied in the time period provided, the Company may terminate the Executive with Justifiable Cause.

     (c) The Company may terminate the Executive's employment if he has been unable to perform his duties hereunder due to Disability (as hereinafter defined) if he has not resumed on a full-time basis the performance of such duties within thirty days after written notice from the Company of its intent to terminate his employment due to Disability.

     (d) The Executive may terminate his employment hereunder for Good Reason (as hereinafter defined) upon written notice to the Company.

     (e) In the event that the Executive's employment is terminated at any time either (i) by the Company for any reason other than Justifiable Cause, Disability or death or (ii) by the Executive for Good Reason, the Company shall pay the Executive his salary at his then current rate for a period of six (6) months, such payments to be made ratably over the term of the Non-Compete Period (as hereinafter defined) provided, however, that termination by the Executive pursuant to subsection (h)(v) must occur within ninety (90) days following the first day on which the Change in Control (as hereinafter defined) occurs. Such payments shall be in lieu of any and all

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other payments due and owing to the Executive under the terms of this Agreement.
The Company shall also provide to the Executive health insurance until such time as Executive obtains new employment and is covered under the new employer's health insurance plan but in no event longer than Non-Compete Period. The Executive shall not be required to seek other employment or to otherwise mitigate the effects of such termination, and such payments shall not be reduced by any income received from other sources.

     (f) For the purposes of this Agreement, the term "JUSTIFIABLE CAUSE" shall mean: (i) intentional gross misconduct by the Executive in the performance of his duties hereunder; (ii) the conviction of a felony; (iii) misuse of the Company's position or knowledge of the Company's affairs for personal gain; (iv) any other violation of law in connection with the Company's business which would have a material effect on the Executive's ability to perform his duties hereunder or on the Company's business; or (v) a breach of the Confidentiality provision set forth in Section 10 below. "Intentional gross misconduct" shall include personal dishonesty, willful misconduct or intentional failure to perform stated duties.

     (g) For the purposes of this Agreement, the term "DISABILITY" shall mean the inability of the Executive, due to illness, accident or any other physical or mental incapacity, to perform his duties in a normal manner for a period of six (6) consecutive months during the term of this Agreement.

     (h) For the purposes of this Agreement, the term "GOOD REASON" shall mean:
(i) a substantial reduction of the Executive's duties, position, authority or responsibilities hereunder which is not corrected within thirty (30) days after written notice from the Executive; (ii) material breach by the Company of its obligations hereunder if not remedied within thirty (30) days after written notice from Executive; (iii) a reduction in the Executive's compensation; (iv) a material adverse change in the working conditions to which the Executive has been subject or a material reduction in the discretionary fringe benefits the Executive has been enjoying; or (v) a Change in Control.

     (i) For the purposes of this Agreement, a "CHANGE IN CONTROL" shall be deemed to have occurred: (i) if any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than the Executive, who is not a shareholder of the Company as of the date hereof, shall have become the beneficial owner, directly or indirectly, of Common Stock representing thirty three and one-third percent (33-1/3%) or more of the combined voting power of the Company's then outstanding securities, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, the Executive not being allowed to vote on such matter if he is then a Director; provided, however, that if any such person other than the Executive (whether or not a stockholder of the Company as of the date hereof) shall become the beneficial owner, directly or indirectly, of Common Stock representing fifty percent

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(50%) or more of the Company's then outstanding securities, a Change in
Control shall ipso facto have occurred; (ii) if at any time individuals who at the date of this Agreement constitute a majority of the Board of Directors, or individuals designated by such a majority as "continuing directors," cease, for any reason other than death or voluntary resignation (being a resignation not requested by any other person or persons), to constitute at least a majority of the Board of Directors; or (iii) if there is a Change in Control of a nature that, in the opinion of counsel for the Company, would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act, unless three-quarters of the Board of Directors, as constituted immediately prior to the date of the Change in Control, decide in their reasonable discretion that no Change in Control has occurred, the Executive not being allowed to vote on such matter if he is then a Director.

     8. REPRESENTATIONS AND AGREEMENTS OF THE EXECUTIVE.

     (a) The Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required under this Agreement, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties under this Agreement.

     (b) The Executive agrees to submit on reasonable notice to a medical examination (at the Company's expense) and to cooperate and supply such other information and documents as are in Executive's possession as may reasonably be required by any insurance company in connection with the Company's obtaining any type of insurance or fringe benefit as the Company shall determine from time to time to obtain for Executive. Executive shall be given a complete report of any such examination.

     9. NON-COMPETITION.

     (a) The Executive acknowledges that his duties under this Agreement and the services he will provide to the Company are of a special, unique, unusual and extraordinary character, which gives this Agreement particular value to the Company, and that it would be difficult to employ any individual or individuals to replace the Executive in the performance of such duties and services. Therefore, the Executive agrees that during his employment by the Company, and for a period of one (1) year after termination of this Agreement for any reason, including expiration of the term of this Agreement (the "NON-COMPETE PERIOD"), the Executive shall not, directly or indirectly, as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, or in any capacity whatsoever engage in, become financially interested in, be employed by, render any consultation or business advice with respect to, or have any connection with, any business engaged in the design or manufacture of mechanical ventilators or anaesthesia equipment or which are

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otherwise competitive with products or services with respect to which the
Company or any of its affiliates are actively engaged during the term of this Agreement, in any geographic area where, at the time of the termination of his employment, the business of the Company or any of its affiliates was being conducted or was proposed to be conducted; provided, however, that the Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time two percent (2%) of any class of stock or securities of such corporation. In addition, the Executive shall not, directly or indirectly, during the Non-Compete Period, request or cause contracting parties, suppliers or customers with whom the Company or any of its affiliates has a business relationship to cancel or terminate any such business relationship with the Company or any of its affiliates or solicit, interfere with or entice from the Company any employee (or former employee) of the Company.

     (b) If any portion of the restrictions set forth in this Section 9 should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected.

     (c) The Executive acknowledges that the Company intends to conduct business on a world-wide basis, that its sales and marketing prospects are for continued expansion into world markets and that, therefore, the territorial and time limitations set forth in this Section 9 are reasonable and properly required for the adequate protection of the business of the Company and its affiliates. In the event any such territorial or time limitation is deemed to be unreasonable by a court of competent jurisdiction, the Executive agrees to the reduction of the territorial or time limitation to the area or period which such court deems reasonable.

     (d) The existence of any claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement by the Company of the foregoing restrictive covenants, but such claim or cause of action shall be litigated separately.

     10. CONFIDENTIALITY

     (a) The Executive acknowledges that, during the course of his employment by the Company, the Executive will have access to confidential or proprietary information, documents and other materials relating to the Company, its affiliates and their respective business which are not generally known to persons outside the Company (whether conceived or developed by the Executive or others) and confidential or proprietary information, documents and other materials entrusted to the Company by third parties, including, without limitation, any "know-how," trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business plans, acquisition plans of the Company or its affiliates that are valuable and

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not generally known to the competitors of the Company, whether or not in written or tangible form, and including all memoranda, notes, plans, reports, records, documents and other evidence thereof ("CONFIDENTIAL INFORMATION"). Neither the Executive nor any entity affiliated with the Executive will, directly or indirectly, during the term of the Executive's employment by the Company and/or thereafter, disclose to anyone, or use or otherwise exploit for the Executive's own benefit or for the benefit of anyone other than the Company or its affiliates, any Confidential Information. Confidential Information shall not include information which (i) the Executive can show was already in the possession of the Executive prior to employment with the Company, and which was not acquired or obtained from the Company or any of its affiliates (whether received before or after the date of this Agreement), or (ii) is or becomes generally available to the industry other than as a result of a disclosure, directly or indirectly, by the Executive.

     (b) The Executive agrees that all Confidential Information conceived, discovered or made by the Executive during the term of employment belongs to the Company. The Executive will promptly disclose such Confidential Information to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership.

     (c) All Confidential Information relating to the Company and its affiliates shall be the exclusive property of the Company and its affiliates, and the Executive shall use all reasonable efforts to prevent any publication or disclosure thereof. Upon termination of the Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including copies thereof, then in Executive's possession or control shall be returned to and left with the Company.

     11. COPYRIGHTS, PATENTS, TRADEMARKS.

     (a) All right, title and interest, of every kind whatsoever, in the United States and throughout the world, in (i) any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by the Executive at any time during the term of this Agreement and all material embodiments of the work subject to such rights (collectively, "Works") and (ii) all inventions, ideas, discoveries, designs and improvements, patentable or not (collectively, "Inventions"), which Works or Inventions are made or conceived by the Executive at any time during the term of this Agreement, and which either relate to the business of the Company, are created, made or conceived using the facilities of the Company (collectively, "Company Works and Inventions"), shall be and remain the sole property of the Company without payment of any further consideration to the Executive or any other person, and each of the Company Works and Inventions shall, for purposes of United States copyright law, be deemed created by the Executive pursuant to his duties under this Agreement and within the scope of his employment and shall be deemed a work made for hire; and the Executive agrees to assign, at the Company's expense, and the Executive does

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hereby assign, all of his right, title and interest in and to all Company Works or Inventions, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto. For the purposes of this
Section 11, "WORKS" shall include all materials created during the term of this Agreement, whether or not ever used by or submitted to the Company, including, without limitation, any work which may be the subject matter of a copyright under United States copyright law. In addition to its other rights, the Company may copyright any such work in its name in the United States in accordance with the requirements of the United States copyright law and the Universal Copyright Convention and any other convention or treaty to which the United States is or may become a party.

     (b) Whenever the Company shall so request, whether during or after the term of this Agreement, the Executive shall execute, acknowledge and deliver all applications, assignments or other instruments; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to Company Works and Inventions; perform all lawful acts and otherwise render all such assistance as the Company may deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States or any foreign jurisdiction or under the Universal Copyright Convention (or any other convention or treaty to which the United States is or may become a party), or otherwise to protect the Company's interests therein, including any which the Company shall deem necessary in connection with any proceeding or litigation involving the same. The Company shall reimburse the Executive for all reasonable out-of-pocket costs incurred by the Executive in testifying at the Company's request or in rendering any other assistance requested by the Company pursuant to this Section 11. All registration and filing fees and similar expenses shall be paid by the Company.

     12. RIGHT TO INJUNCTION; REMEDIES.

     (a) The Executive recognizes that the services to be rendered by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character involving skill of the highest order and giving them peculiar value the loss of which cannot be adequately compensated for in damages. In the event of a breach of Section 9, 10 or 11 of this Agreement by the Executive, the Company shall be entitled to injunctive relief or any other legal or equitable remedies. The remedies provided in this Agreement shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     (b) The Executive shall not incur any liability to the Company solely by reason of the Executive's termination of his employment with the Company, whether such termination is for Good Reason or otherwise.

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     13. ASSIGNMENT.

     The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

     14. AMENDMENT OR ALTERATION.

     No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by both of the parties to this Agreement.

     15. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Connecticut applicable to agreements made and to be performed therein.

     16. SEVERABILITY.

     The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

     17. NOTICES.

     Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if delivered by hand, or sent by certified mail, return receipt requested, to the addresses set forth above or such other address as either party may from time to time designate in writing to the other, and shall be deemed given as of the date of the delivery or mailing.

     18. WAIVER OR BREACH.

     It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

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     19. ENTIRE AGREEMENT AND BINDING EFFECT.

     This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties to this Agreement and their respective legal representatives, heirs, distributors, successors and assigns. Notwithstanding the foregoing, no prior agreements between the Executive and the Company relating to the confidentiality of information, trade secrets and patents shall be affected by this Agreement.

     20. SURVIVAL.

     The termination of the Executive's employment hereunder shall not affect the enforceability of Sections 9, 10, 11 and 12 of this Agreement.

     21. FURTHER ASSURANCES.

     The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     22. HEADINGS.

     The section headings appearing in this Agreement are for the purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, demand or affect its provisions.

     23. COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                CARDIOPULMONARY CORP.

                                By: /s/ JAMES W. BIONDI, M.D.
                                    -------------------------------



                                By: /s/ ROBERT GLINSKI
                                    -------------------------------
                                        Robert Glinski

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